Exhibit 99.2

On February 21, 2007, OSI Pharmaceuticals, Inc. (the “Company”) held a webcast conference call regarding its financial results for the quarter and year ended December 31, 2006 as well as an update on the Company’s business. The following represents a textual representation of certain portions of the transcript of the webcast conference call consisting of remarks by Colin Goddard, Ph.D., Chief Executive Officer of the Company and Michael G. Atieh, Executive Vice President and Chief Financial Officer of the Company.
Operator
[Operator’s Introduction]

Dr. Colin Goddard
[Dr. Colin Goddard’s Introduction]

Michael Atieh
Good afternoon. Before I begin, I would like to remind you that we will be making forward-looking statements relating to financial results and clinical and regulatory developments on the call today. These statements cover many events that are outside of OSI’s control and are subject to various risks that could cause the results to differ materially from those expressed in any forward-looking statements. I refer you to our SEC filings for a detailed description of the risk factors affecting our business.
[Michael Atieh discusses quarterly and year end information]

Dr. Colin Goddard
Thanks, Mike. Before discussing our activities in oncology and diabetes, I will briefly summarize our progress in divesting the eye business. As Mike mentioned, from an accounting perspective, we’ve taken the prudent course of writing off the Macugen intangible, given the risks and uncertainties surrounding the induction/maintenance strategy and the terms associated with any divestiture deal. Nonetheless, we continue to believe there is potential for future upside for Macugen, and intend to structure divestiture terms to reflect this.
We’ve engaged in three concurrent activities to prepare for the divestiture process.
The first involves realigning our agreement with Pfizer to the optimal benefit of both parties and to the divestiture process. We expect to be able to announce the conclusion of this exercise, which will result in a simplification of the agreement between the parties, at the end of the first quarter.
Secondly, we have worked hard to further streamline the costs in the eye business. We have now exited the 3 Times Square Eyetech headquarters and consolidated operations into our Cedar Knolls facility in New Jersey, reducing headcount to 53 in total, including a reduced sales force of 24 reps. On a going-forward basis from the 1st of March 2007, we estimate the total monthly cash costs of operating the eye business unit to be approximately $3 million to $4 million per month, and the likely total 2007 cash consumption of the business by the time of the divestiture to be approximately $20 million.
Thirdly, starting in the early part of the year, we began meeting with various parties, other public and private companies, venture capitalists and private equity organizations to explore prospects for divestiture of the eye business. There are multiple parties interested in continuing to pursue this opportunity.

Our approach is designed to maximize future potential upside to our shareholders in the event that our induction/maintenance and ischemic disease strategy for Macugen is successful in delivering improved market share and/or the pipeline products and projects, like our PDGF aptamer program, which is at the IND stage, and our Macugen extended-release microspheres formulation project realize successful new products.
With respect to the potential for improved future market share for Macugen, we note that the confirmation by Genentech of a stroke signal at the 0.5 mg dose of Lucentis in their SAILOR study, which may support the potential value of Macugen as a maintenance agent in an evolving wet AMD treatment paradigm. In this regard, active involvement in our Phase IV label study examining the utility of Macugen in this setting continues, with over 300 patients accrued to the study as of February 20th.
We continue to believe that the divestiture exercise can be concluded by approximately midyear, and, with ongoing progress, still expect to account the eye business as discontinued operations effective with the first quarter of 2007.
Now turning to Tarceva. As Mike mentioned, global sales for Tarceva in 2006 were approximately $650 million, representing a 109% increase over our 2005 global sales, and comprising $402 million in U.S. sales and $248 million in sales in the rest of the world. U.S. sales increased approximately 46% over the prior year. As previously reported by Genentech, U.S. sales of Tarceva were $107 million in the fourth quarter, a 7% increase quarter on quarter.
A number of factors may have contributed to the perceived slowing of Tarceva growth in the U.S. during the second half, including some impact of the donut hole on the contribution to growth arising from Part D reimbursement, competitor contracting strategies favoring practice economics for Part D reimbursed chemotherapy, and the entry of Avastin into the non-small cell lung cancer treatment paradigm. Nonetheless, a variety of market research indicators suggest that Tarceva’s share is approximately stable in both lung and pancreatic cancer from Q3 to Q4. In addition, we have seen an increase in the duration of therapy in lung cancer patients receiving Tarceva, indicating increased use in a greater number of second line low-performance status patients.
We are committed to getting Tarceva to all patients who can benefit from Tarceva therapy. And in this regard, we have recognized that Tarceva use in certain subsets of patients who may particularly benefit from therapy with the agent, such as never-smokers and females, is not yet maximized and represents a near-term growth opportunity for Tarceva in the U.S. Overall, we anticipate more modest but steady growth of Tarceva in the U.S. during 2007. We continue to monitor the progress of potentially competitive agents.
With the failure of the TELCYTA lung study, the only apparent competitive data point that may add uncertainty in 2007 is the Erbitux Gemzar Phase III trial in pancreatic cancer. However, the imminent publication of the results from our PA3 study in February/March will likely drive additional use near-term.
Turning to the rest of the world, following on from an outstanding launch year executed by our ex-U.S. partners at Roche in 2006, we anticipate continued robust growth outside of the U.S. contributing to a strong 2007 for the brand on a global basis. Ex-U.S. sales of Tarceva were $84 million in the fourth quarter, representing 19% quarter-on-quarter growth. Reimbursement of Tarceva use in Italy was finalized only towards the end of 2006, and we anticipate that the UK’s National Institute for Health and Clinical Excellence, or NICE, will make their recommendation on Tarceva use in the second quarter. Tarceva was approved for use as first-line therapy for metastatic pancreatic cancer in combination with Gemcitabine chemotherapy in the European Union in January, and Japanese approval is continuing on track. That’s Japanese approval in lung cancer.
On the development front, accrual to the SATURN study, assessing Tarceva as a front-line maintenance therapy in non-small cell lung cancer patients after treatment with a front-line regimen, continues on track to complete enrollment this year, with a data readout next year. The second-line non-small cell lung cancer study with Avastin continues on approximately the same timeline. We anticipate having some interim data from our randomized Phase II study using Tarceva intercalated with chemotherapy and as a monotherapy in selected front-line non-small cell lung cancer patients at ASCO.

We have data that indicates the maximum tolerated dose for Tarceva in cancer patients who are active smokers is 300 mg per day, twice that of the current maximum tolerated dose, and expect to present this data also at ASCO. The data is consistent with our observation that smokers clear Tarceva more rapidly, and may represent an opportunity to further optimize Tarceva therapy in these patients. An extension of the study is ongoing in order to allow us to effectively quantify the pharmacokinetics. We expect to file for a change in the label to reflect these developments by the end of the year.
The opening sites in the OSI-conducted RADIANT study, exploring Tarceva use as an adjuvant maintenance therapy in stage 1through 3A non-small cell lung cancer patients, is proceeding on schedule. Our goal is to complete accrual in 2010-11, with interim analysis in 2010. While this is a long-term study, we believe this is a population of patients who will benefit considerably from Tarceva therapy and it’s an important part of the brand’s lifecycle plan.
Elsewhere on the oncology front, we expect to begin clinical studies on OSI-906, our IGF-1 receptor inhibitor, imminently. OSI-906 is a selective oral small molecule tyrosine kinase inhibitor, and the key goal of the Phase I trial will be to elucidate whether we have enough selectivity with the insulin receptor clinically, as measured by hypoglycemia, to allow for continued development of this candidate. If we are successful in achieving this during 2007, we believe that OSI-906 could emerge as a major addition to our clinical pipeline in oncology.
OSI-930, our somewhat promiscuous small molecule tyrosine kinase inhibitor, designed to primarily inhibit the c-kit and VEGF receptors, continues on track in Phase I trials, and we’ve also begun development of a novel TORC1/TORC2 inhibitor, which we believe has the potential to emerge as the next-generation m-TOR inhibitor by blocking both signaling complexes in the m-TOR/ AKT pathway.
Turning to our diabetes operation, there has been, with the launch of Januvia, renewed interest in our DP-IV patent licensing program. Over the last quarter we signed additional license agreements with Roche and BMS, bringing the total of licensees to nine and the revenue we’ve accrued from upfront fees and milestones to more than the $35 million we paid to acquire the rights to the estate and our own DP-IV inhibitor, PSN9301, from Probiodrug in 2004.
The approval of Januvia in the U.S. in October 2006, and the imminent approval in the EU, coupled to anticipated approval of JANUMET, which is co-formulated Januvia and Metformin, and Novartis’ Galvus all bode well for continued and appreciable growth of this market and royalty revenues from this estate. We estimate using sell-side analyst estimates of the ultimate peak sales of this class of drug, but royalty revenues to us could peak at more than $100 million per year.
We continue nonclinical development activities, monkey toxicology and formulation work, for our own DP-IV inhibitor, PSN9301, and are continuing to work towards the initiation of a Phase IIb program, potentially through a third-party partnership. We also began development of PSN602 in late 2006, and expect to begin clinical studies of this next-generation Meridia compound, our first anti-obesity drug candidate, by the end of the year.
In January we also announced what we consider to be an important validation of the research to approve the concept capabilities with our UK-based Prosidion diabetes team with the announcement of the out-licensing of our glucokinase activator program to Lily. The upfront fee of $25 million has been received from Lily. However, the key parameter to these “BioWorld dollar” kinds of deals is whether the $360 million in potential milestones and other payments and future royalty flows have the maximum potential to be realized. In this regard, we believe that we have in Lily absolutely secured the partner of choice for this program. Another consequence of choosing to out-license this program is it avoids the need for us to build out expensive diabetes development infrastructure and take on additional major clinical trial commitments at a time when we are determined to drive the overall profitability of the business.
With that in mind, I’ll pass back over to Mike, who will take you through our guidance for 2007.

Michael Atieh

Thank you. With Colin’s commentary as background, I would like to provide you our view on 2007 financial guidance. Please note that we expect to report the results of our eye disease business as discontinued operations for 2007, and as such, all of our guidance is for results from continuing operations on a GAAP basis.
Let’s start with Tarceva-related revenues. On a worldwide basis, we expect Tarceva sales to reach $850 million, a 31% increase over 2006 sales levels. As Colin referenced, strong growth in rest-of-world sales will be a key driver of worldwide growth, with the U.S. market growing more slowly. We expect the U.S. conversion factor for 2007 to average approximately 40%, depending on U.S. sales levels. For rest-of-world sales we record a net royalty of approximately 20.5%. Please note that our guidance on worldwide sales of Tarceva represents our view only, and not necessarily the views of our collaborators, Genentech and Roche. We expect the total related revenue from Tarceva will exceed $250 million, an increase of 20% versus 2006. This includes revenue from our unconsolidated joint business with Genentech on U.S. sales, royalties from Roche on rest-of-world sales, and the amortization of Tarceva-related milestones.
Turning to other revenues, we will be amortizing the $25 million upfront payment from Lily for the out-licensing of PSN010 over the first three quarters of 2007, so the entire payment will be recorded as revenue in 2007. We will have milestone and licensing fee revenues from our DP-IV patent estate if Novartis’ Galvus and Merck’s JANUMET are approved in the U.S., as well as from any additional new licenses on the patent estate. We will also receive royalties on the sales of Januvia and Galvus and Janumet, assuming the latter two receive approval. For purposes of developing our EPS guidance, we have assumed that combined revenues from royalties, milestones and license fees relating to our DP-IV patent estate will be approximately $25 million in 2007. Therefore, we believe total revenues for OSI will exceed $300 million in 2007.
Turning to expenses, we have taken significant steps to re-scale operations upon our decision to exit the eye business, including turning to a combined outsourcing/offshoring model for certain of our core development and manufacturing activities. As a result, by the third quarter of this year, both G&A headcount and total headcount will be reduced to 2005 levels, measured before the acquisition of Eyetech. These actions will have a positive impact on our expense lines in 2007.
At the same time, we continue to make the necessary investments to advance product candidates through our pipeline; therefore, on a GAAP basis, we are expecting R&D expenses to be approximately $135 million, and SG&A expenses to be approximately $100 million, with the G&A portion totaling approximately $60 million. R&D spending is made up of the following — oncology-related of approximately 75%, of which Tarceva-related spending is approximately 45%, and diabetes and obesity of approximately 25%. The split between discovery research, spending and preclinical and clinical development spending is approximately 35% and 65%, respectively.
Turning to EPS, we expect to deliver $1.00 per share on a GAAP basis. Included in GAAP EPS is the negative impact of equity-based compensation of approximately $0.27 per share. We do not believe that adjusted EPS will vary significantly from GAAP EPS for 2007, based on our current business assumptions.
Finally, cash flow from continuing operations is estimated at approximately $80 million to $90 million. Cash flow from discontinued Eyetech operations, assuming the sale of Eyetech is completed by the end of June, will be approximately negative $20 million.
Thank you, and let me turn it back to Colin.

Dr. Colin Goddard
Thanks again, Mike. In conclusion then, we expect in 2007 to put a difficult 2006 behind us and focus on three overarching corporate goals — the delivery of $1.00 dollar a share or more in profitability, continuing competitive support of Tarceva in the marketplace, and continued execution of our key label expansion studies for Tarceva.
Beyond this, assuming continued positive developments for Januvia, JANUMET and Galvus in the emerging DP-IV inhibitor market, execution on our high-quality early development programs in oncology and diabetes, and a crisply executed divestiture of the eye business, we expect to exit 2007 very well positioned for a strong 2008, in which we expect to see the emergence of the first of a series of key Phase III trial data sets that can, if possible, lead to label expansion for Tarceva.
[A questions and answer session followed Dr. Colin Goddard’s statements.]